November 14, 1995





Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Health-Chem Corporation dated November 13, 1995.

Yours truly,




DELOITTE & TOUCHE LLP